KPMG PEAT MARWICK LLP
                            725 South Figueroa Street
                          Los Angeles, California  90017


                           Independent Auditors' Consent



The Board of Directors and Shareholders
Pilgrim America Masters Series, Inc.:


We consent to incorporation by reference in the Pilgrim America Masters Series, Inc. ("Masters Series") Post Effective Amendment No. 1 to the Registration Statement Number 33-91706 on Form N-1A under the Securities Act of 1933 and Amendment No. 2 to the Registration Statement Number 811-9040 on Form N-1A under the Investment Company Act of 1940 of our report dated June 16, 1995, on the statements of assets and liabilities of the Pilgrim America Masters Series, Inc. (comprising, respectively, the Asia-Pacific Equity Fund, MidCap Value Fund and LargeCap Value Fund) (in organization) as of June 16, 1995. We also consent to the reference to our firm under the headings "Independent Auditors" in the prospectus and "General Information" in the Statement of Additional Information of the Masters Series.


Los Angeles, California                             /s/ KPMG Peat Marwick LLP
February 28, 1996